Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, IA  50266



February 22, 1996

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  Rule 24f-2 Filing
     Farm Bureau Life Annuity Account
     Reg. File No. 33-67538

Commissioners:

On behalf of Farm Bureau Life Insurance Company and Farm Bureau
Life Annuity Account (the "Account"), we are transmitting for filing pursuant to Rule 24f-2 under the Investment Company Act of 1940, an electronic format copy of the Account's notice.

If you have any questions about this filing, please contact the undersigned at (515) 226-6028.

Sincerely,

/s/ Kristi Rojohn

Kristi Rojohn